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                                                                    Exhibit 21.1

BIO-VASCULAR, INC.
LIST OF SUBSIDIARIES OF THE COMPANY
FOR THE YEAR ENDED OCTOBER 31, 1998
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Name of Subsidiary                        Jurisdiction/State of Incorporation
------------------                        -----------------------------------

1)  Jer-Neen Manufacturing Co., Inc.      Minnesota

2)  Bio-Vascular B.V., Breda              Netherlands

3)  BVI  (Barbados), Inc.                 Barbados